SECOND QUARTER 2023 NET INCOME OF $273 MILLION, $2.01 PER SHARE
Higher Fee Income, Broad-Based Loan Growth and Prudent Expense Management
Proven Discipline and Excellent Credit Quality with a Solid Capital Position

“Our second quarter results were strong with earnings per share of $2.01, record average loans and our second highest quarter of noninterest income in history,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer.
“Customer deposits continued to normalize following the March banking industry disruption and stabilized in the second half of the quarter. Credit quality was excellent with another quarter of net recoveries, and noninterest expenses declined $16 million from the first quarter as we remained committed to running an efficient organization. Our capital position continued to be a source of strength as profitability outpaced loan growth, and our CET1 ratio increased to 10.31.
“With strategic actions and select investments, we are taking steps to further improve our attractive financial results over time and better position ourselves as a long-term banking partner to our customers.”

(dollar amounts in millions, except per share data)	2nd Qtr '23	1st Qtr '23	2nd Qtr '22
FINANCIAL RESULTS
Net interest income	$621	$708	$561
Provision for credit losses	33	30	10
Noninterest income	303	282	268
Noninterest expenses	535	551	482
Pre-tax income	356	409	337
Provision for income taxes	83	85	76
Net income	$273	$324	$261
Diluted earnings per common share	$2.01	$2.39	$1.92
Average loans	55,368	53,468	50,027
Average deposits	64,332	67,833	77,589
Return on average assets	1.21%	1.54%	1.18%
Return on average common shareholders' equity	19.38	24.20	16.72
Net interest margin	2.93	3.57	2.70
Efficiency ratio (a)	57.70	55.53	58.03
Common equity Tier 1 capital ratio (b)	10.31	10.12	9.72
Tier 1 capital ratio (b)	10.80	10.61	10.24
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)June 30, 2023 ratios are estimated.
Second Quarter 2023 Compared to First Quarter 2023 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.9 billion to $55.4 billion.
•Broad-based growth in most lines of business, including increases of $527 million in Commercial Real Estate, $447 million in Corporate Banking, $400 million in National Dealer Services, $325 million in Mortgage Banker Finance and $140 million in Wealth Management.
◦Organic exit from Mortgage Banker Finance business is expected to be mostly complete by year-end 2023.
•Average yield on loans (including swaps) increased 29 basis points to 6.18%, primarily driven by higher short-term rates.
Securities decreased $901 million to $17.9 billion.
•Decrease driven by maturities and paydowns.
•Period-end unrealized losses on securities increased $212 million to $2.9 billion.

Deposits decreased $3.5 billion to $64.3 billion.
•Noninterest-bearing deposits decreased $5.7 billion, partially offset by an increase of $2.2 billion in interest-bearing deposits.
◦Decreases of $1.9 billion in general Middle Market (primarily Financial Institutions and California-based Middle Market lending), $1.2 billion in Retail Banking, $1.0 billion in Technology and Life Sciences, $861 million in Corporate Banking, $773 million in Wealth Management, $689 million in Energy and $564 million in Commercial Real Estate.
◦The above declines were partially offset by an increase of $4.2 billion in brokered time deposits, which are fully insured by the FDIC.
◦On a period-end basis, deposits increased $1.3 billion, reflecting a $3.4 billion increase in interest-bearing deposits, partially offset by a $2.1 billion decline in noninterest-bearing deposits.
•Uninsured deposits as calculated per regulatory guidance decreased $3.4 billion to $31.6 billion, or 47.9% of total deposits. Excluding affiliate deposits, uninsured deposits decreased $3.5 billion to $27.2 billion, or 41.2% of total deposits.
•The average cost of interest-bearing deposits increased 85 basis points to 237 basis points, mostly reflecting an increase in brokered and reciprocal deposits as well as relationship-focused pricing in a rising-rate environment.
Short-term borrowings increased $5.1 billion to $10.6 billion, while medium- and long-term debt increased $3.2 billion to $7.1 billion, reflecting the full impact of FHLB advances borrowed during the first quarter.
•Total liquidity capacity at period-end totaled $42.9 billion, including cash and available liquidity through the FHLB and the FRB discount window and Bank Term Funding Program.
Net interest income decreased $87 million to $621 million.
•The net benefit from higher short-term rates, loan growth and the impact of one additional day in the quarter was more than offset by an increase in borrowings and interest-bearing deposits.
•Net interest margin decreased 64 basis points to 2.93%, primarily reflecting higher-cost funding sources.
Provision for credit losses increased $3 million to $33 million.
•The allowance for credit losses increased $35 million to $728 million at June 30, 2023, reflecting loan growth, the continuation of an uncertain economic outlook and credit migration. As a percentage of total loans, the allowance for credit losses was 1.31%, an increase of 5 basis points.
Noninterest income increased $21 million to $303 million.
•The increase in other noninterest income included a $6 million increase in FHLB stock dividends and a $5 million valuation reserve for assets held for sale recorded in the first quarter, while bank-owned life insurance and fiduciary income increased $4 million each and card fees grew by $3 million.
Noninterest expenses decreased $16 million to $535 million.
•Decreases of $20 million in salaries and benefits expense and $8 million in other noninterest expenses were partially offset by increases of $4 million in outside processing fee expense and $3 million each in FDIC insurance and software expense.
◦Salaries and benefits expense was impacted by seasonal decreases of $20 million in annual stock-based compensation and $6 million in payroll taxes, as well as a decrease of $3 million in incentive compensation, partially offset by increases of $4 million in merit-based salary increases and $3 million each in staff insurance expense and temporary labor.
◦The $8 million decrease in other noninterest expenses was primarily due to decreases of $9 million in certain modernization initiatives (mainly $8 million in contract termination and asset impairment costs included in the first quarter which did not repeat in the second quarter), $8 million in litigation-related expenses and $3 million in operational losses, partially offset by a $6 million refund related to a favorable state tax ruling received in the first quarter and a $5 million increase in legal fees.
Common equity Tier 1 capital ratio of 10.31% and a Tier 1 capital ratio of 10.80%.
•Declared dividends of $94 million on common stock and $5 million on preferred stock.
•Tangible common equity ratio was 5.06%; excluding the impact of accumulated other comprehensive loss, tangible common equity ratio was 9.22%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '23	1st Qtr '23	2nd Qtr '22
Net interest income	$621	$708	$561
Net interest margin	2.93%	3.57%	2.70%
Selected balances:
Total earning assets	$82,311	$77,375	$80,093
Total loans	55,368	53,468	50,027
Total investment securities	17,865	18,766	19,029
Federal Reserve Bank deposits	8,409	4,839	10,409

Total deposits	64,332	67,833	77,589
Total noninterest-bearing deposits	30,559	36,251	42,918
Short-term borrowings	10,568	5,454	5
Medium- and long-term debt	7,073	3,832	2,656
Net interest income decreased $87 million, and net interest margin decreased 64 basis points, compared to first quarter 2023. Amounts shown in parentheses represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging strategy included with rate.
•Interest income on loans increased $75 million and improved net interest margin by 23 basis points, driven by higher short-term rates (+$40 million, +18 basis points), higher loan balances (+$32 million, +8 basis points) and one additional day in the quarter (+$8 million), partially offset by a decrease from other portfolio dynamics (-$5 million, -3 basis points).
•Interest income on investment securities decreased $5 million, while net interest margin remained stable due to lower rates (-$3 million, -1 basis point) and the impact of a decline in lower-yielding securities balances (-$2 million, +1 basis point).
•Interest income on short-term investments increased $55 million and improved net interest margin by 10 basis points, primarily reflecting an increase of $3.6 billion in deposits with the Federal Reserve (+$48 million, +7 basis points), higher short-term rates (+$6 million, +3 basis points) and one additional day in the quarter (+$1 million).
•Interest expense on deposits increased $83 million and reduced net interest margin by 38 basis points, reflecting higher average interest-bearing deposit balances as well as a shift in deposit mix (-$69 million, -32 basis points), higher rates (-$13 million, -6 basis points) and one additional day in the quarter (-$1 million).
•Interest expense on debt increased $129 million and reduced net interest margin by 59 basis points, primarily driven by a $5.2 billion increase in short-term FHLB advances (-$69 million, -32 basis points) and a $3.2 billion increase in medium- and long-term FHLB advances (-$38 million, -17 basis points), as well as higher rates (-$21 million, -10 basis points) and one additional day in the quarter (-$1 million).
The net impact of higher rates to second quarter 2023 net interest income was an increase of $9 million and 4 basis points to net interest margin.

Credit Quality
“With a third consecutive quarter of net recoveries, credit results remained excellent,” said Farmer. “Elevated interest rates continued to drive credit migration as we saw manageable increases in criticized loans (including nonperforming loans) to 4% of total loans, still below historical levels. This migration, along with loan growth and an uncertain economic outlook, drove a $33 million provision expense for the quarter, and allowance for credit losses increased moderately to 1.31% of total loans. Customers remain focused on conservatively managing their businesses and liquidity as they prepare for potential economic volatility. With our proven credit discipline and relationship approach, we feel well positioned to support our customers.”

(dollar amounts in millions)	2nd Qtr '23	1st Qtr '23	2nd Qtr '22
Credit-related charge-offs	$11	$12	$13
Recoveries	13	14	13
Net credit-related (recoveries) charge-offs	(2)	(2)	—
Net credit-related (recoveries) charge-offs/Average total loans	(0.01%)	(0.01%)	—%
Provision for credit losses	$33	$30	$10

Nonperforming loans	186	221	265
Nonperforming assets (NPAs)	186	221	266
NPAs/Total loans and foreclosed property	0.33%	0.40%	0.52%
Loans past due 90 days or more and still accruing	$9	$20	$12
Allowance for loan losses	684	641	563
Allowance for credit losses on lending-related commitments (a)	44	52	46
Total allowance for credit losses	728	693	609
Allowance for credit losses/Period-end total loans	1.31%	1.26%	1.18%
Allowance for credit losses/Nonperforming loans	3.9x	3.1x	2.3x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses increased $35 million to $728 million at June 30, 2023, or 1.31% of total loans, reflecting loan growth, the continuation of an uncertain economic outlook and credit migration.
•Criticized loans increased $130 million to $2.0 billion, or 3.7% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by general Middle Market.
•Nonperforming assets decreased $35 million to $186 million, or 0.33% of total loans and foreclosed property, compared to 0.40% in first quarter 2023.
•Net recoveries totaled $2 million, consistent with the first quarter 2023.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at June 30, 2023. A discussion of business segment year-to-date results will be included in Comerica’s Second Quarter 2023 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2023 financial results at 7 a.m. CT Friday, July 21, 2023. Interested parties may access the conference call by calling (877) 336-4440 or (409) 207-6984 (Event ID No. 4619582). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded nearly 174 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by "Item 1A. Risk Factors" beginning on page 60 of Comerica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2023	2023	2022	2023	2022
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$2.01	$2.39	$1.92	$4.40	$3.29
Cash dividends declared	0.71	0.71	0.68	1.42	1.36
Average diluted shares (in thousands)	132,356	132,489	132,446	132,455	132,687
PERFORMANCE RATIOS
Return on average common shareholders' equity	19.38%	24.20%	16.72%	21.73%	13.13%
Return on average assets	1.21	1.54	1.18	1.37	1.01
Efficiency ratio (a)	57.70	55.53	58.03	56.58	62.11
CAPITAL
Common equity tier 1 capital (b), (c)	$8,311	$8,124	$7,349
Tier 1 capital (b), (c)	8,705	8,518	7,743
Risk-weighted assets (b)	80,592	80,251	75,588
Common equity tier 1 capital ratio (b), (c)	10.31%	10.12%	9.72%
Tier 1 capital ratio (b), (c)	10.80	10.61	10.24
Total capital ratio (b)	12.79	12.57	11.75
Leverage ratio (b)	9.38	9.71	8.62
Common shareholders' equity per share of common stock	$39.48	$42.57	$46.19
Tangible common equity per share of common stock (c)	34.59	37.68	41.25
Common equity ratio	5.73%	6.15%	6.95%
Tangible common equity ratio (c)	5.06	5.48	6.26
AVERAGE BALANCES
Commercial loans	$31,663	$30,517	$29,918	$31,093	$29,101
Real estate construction loans	3,708	3,345	2,332	3,528	2,494
Commercial mortgage loans	13,801	13,464	11,947	13,633	11,798
Lease financing	776	765	642	770	639
International loans	1,268	1,226	1,303	1,247	1,262
Residential mortgage loans	1,858	1,833	1,773	1,846	1,779
Consumer loans	2,294	2,318	2,112	2,306	2,082
Total loans	55,368	53,468	50,027	54,423	49,155
Earning assets	82,311	77,375	80,093	79,857	81,822
Total assets	90,355	85,138	88,810	87,761	89,974
Noninterest-bearing deposits	30,559	36,251	42,918	33,389	43,167
Interest-bearing deposits	33,773	31,582	34,671	32,683	35,175
Total deposits	64,332	67,833	77,589	66,072	78,342
Common shareholders' equity	5,544	5,334	6,131	5,440	6,734
Total shareholders' equity	5,938	5,728	6,525	5,834	7,128
NET INTEREST INCOME
Net interest income	$621	$708	$561	$1,329	$1,017
Net interest margin	2.93%	3.57%	2.70%	3.24%	2.44%
CREDIT QUALITY
Nonperforming assets	$186	$221	$266
Loans past due 90 days or more and still accruing	9	20	12
Net credit-related (recoveries) charge-offs	(2)	(2)	—	$(4)	$8
Allowance for loan losses	684	641	563
Allowance for credit losses on lending-related commitments	44	52	46
Total allowance for credit losses	728	693	609
Allowance for credit losses as a percentage of total loans	1.31%	1.26%	1.18%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.01)	(0.01)	—	(0.01%)	0.03%
Nonperforming assets as a percentage of total loans and foreclosed property	0.33	0.40	0.52
Allowance for credit losses as a multiple of total nonperforming loans	3.9x	3.1x	2.3x
OTHER KEY INFORMATION
Number of banking centers	409	410	433
Number of employees - full time equivalent	7,672	7,586	7,436
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    June 30, 2023 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2023	2023	2022	2022
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,413	$1,563	$1,758	$1,631
Interest-bearing deposits with banks	8,810	9,171	4,524	5,902
Other short-term investments	389	354	157	160
Investment securities available-for-sale	17,415	18,295	19,012	20,829
Commercial loans	31,745	31,630	30,909	31,259
Real estate construction loans	3,983	3,567	3,105	2,465
Commercial mortgage loans	13,851	13,592	13,306	11,855
Lease financing	756	766	760	653
International loans	1,282	1,233	1,197	1,291
Residential mortgage loans	1,894	1,822	1,814	1,753
Consumer loans	2,253	2,316	2,311	2,178
Total loans	55,764	54,926	53,402	51,454
Allowance for loan losses	(684)	(641)	(610)	(563)
Net loans	55,080	54,285	52,792	50,891
Premises and equipment	397	399	400	422
Accrued income and other assets	7,257	7,060	6,763	7,054
Total assets	$90,761	$91,127	$85,406	$86,889
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$31,067	$33,173	$39,945	$42,308
Money market and interest-bearing checking deposits	24,397	24,323	26,290	28,409
Savings deposits	2,760	2,998	3,225	3,342
Customer certificates of deposit	2,630	2,077	1,762	1,686
Other time deposits	5,159	2,116	124	—
Foreign office time deposits	2	19	51	20
Total interest-bearing deposits	34,948	31,533	31,452	33,457
Total deposits	66,015	64,706	71,397	75,765
Short-term borrowings	9,558	11,016	3,211	—
Accrued expenses and other liabilities	2,632	2,327	2,593	2,059
Medium- and long-term debt	6,961	7,084	3,024	2,630
Total liabilities	85,166	85,133	80,225	80,454
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,212	2,209	2,220	2,204
Accumulated other comprehensive loss	(3,756)	(3,171)	(3,742)	(1,954)
Retained earnings	11,648	11,476	11,258	10,752
Less cost of common stock in treasury - 96,449,879 shares at 6/30/23, 96,631,155 shares at 3/31/23, 97,197,962 shares at 12/31/22 and 97,387,508 shares at 6/30/22	(6,044)	(6,055)	(6,090)	(6,102)
Total shareholders' equity	5,595	5,994	5,181	6,435
Total liabilities and shareholders' equity	$90,761	$91,127	$85,406	$86,889

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$852	$454	$1,629	$837
Interest on investment securities	108	100	221	177
Interest on short-term investments	114	23	173	32
Total interest income	1,074	577	2,023	1,046
INTEREST EXPENSE
Interest on deposits	201	4	319	8
Interest on short-term borrowings	142	—	208	—
Interest on medium- and long-term debt	110	12	167	21
Total interest expense	453	16	694	29
Net interest income	621	561	1,329	1,017
Provision for credit losses	33	10	63	(1)
Net interest income after provision for credit losses	588	551	1,266	1,018
NONINTEREST INCOME
Card fees	72	69	141	138
Fiduciary income	62	62	120	120
Service charges on deposit accounts	47	50	93	98
Capital markets income (a)	39	43	78	72
Commercial lending fees (a)	18	17	36	33
Bank-owned life insurance	14	12	24	25
Letter of credit fees	11	9	21	18
Brokerage fees	8	4	16	8
Other noninterest income (a)	32	2	56	—
Total noninterest income	303	268	585	512
NONINTEREST EXPENSES
Salaries and benefits expense	306	294	632	583
Outside processing fee expense	68	62	132	124
Software expense	43	41	83	80
Occupancy expense	41	40	82	78
FDIC insurance expense	16	8	29	16
Equipment expense	12	13	24	24
Advertising expense	10	8	18	15
Other noninterest expenses	39	16	86	35
Total noninterest expenses	535	482	1,086	955
Income before income taxes	356	337	765	575
Provision for income taxes	83	76	168	125
NET INCOME	273	261	597	450
Less:
Income allocated to participating securities	2	1	3	2
Preferred stock dividends	5	5	11	11
Net income attributable to common shares	$266	$255	$583	$437
Earnings per common share:
Basic	$2.02	$1.94	$4.43	$3.33
Diluted	2.01	1.92	4.40	3.29
Comprehensive (loss) income	(312)	(520)	583	(1,292)
Cash dividends declared on common stock	94	89	188	178
Cash dividends declared per common share	0.71	0.68	1.42	1.36
(a)    Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2023 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2023		Second Quarter 2022
(in millions, except per share data)	2023	2023	2022	2022	2022	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$852	$777	$719	$597	$454	$75	10%	$398	88%
Interest on investment securities	108	113	118	119	100	(5)	(4)	8	8
Interest on short-term investments	114	59	39	34	23	55	92	91	n/m
Total interest income	1,074	949	876	750	577	125	13	497	86
INTEREST EXPENSE
Interest on deposits	201	118	78	16	4	83	70	197	n/m
Interest on short-term borrowings	142	66	16	1	—	76	n/m	142	n/m
Interest on medium- and long-term debt	110	57	40	26	12	53	94	98	n/m
Total interest expense	453	241	134	43	16	212	88	437	n/m
Net interest income	621	708	742	707	561	(87)	(12)	60	11
Provision for credit losses	33	30	33	28	10	3	14	23	n/m
Net interest income after provision for credit losses	588	678	709	679	551	(90)	(13)	37	7
NONINTEREST INCOME
Card fees	72	69	68	67	69	3	4	3	4
Fiduciary income	62	58	55	58	62	4	6	—	—
Service charges on deposit accounts	47	46	47	50	50	1	—	(3)	(8)
Capital markets income (a)	39	39	34	48	43	—	—	(4)	(9)
Commercial lending fees (a)	18	18	18	17	17	—	—	1	11
Bank-owned life insurance	14	10	10	12	12	4	45	2	18
Letter of credit fees	11	10	10	10	9	1	7	2	18
Brokerage fees	8	8	7	6	4	—	—	4	75
Other noninterest income (a)	32	24	29	10	2	8	31	30	n/m
Total noninterest income	303	282	278	278	268	21	7	35	13
NONINTEREST EXPENSES
Salaries and benefits expense	306	326	318	307	294	(20)	(6)	12	4
Outside processing fee expense	68	64	63	64	62	4	7	6	9
Software expense	43	40	41	40	41	3	5	2	4
Occupancy expense	41	41	53	44	40	—	—	1	2
FDIC insurance expense	16	13	7	8	8	3	19	8	90
Equipment expense	12	12	14	12	13	—	—	(1)	—
Advertising expense	10	8	14	9	8	2	18	2	17
Other noninterest expenses	39	47	31	18	16	(8)	(17)	23	n/m
Total noninterest expenses	535	551	541	502	482	(16)	(3)	53	11
Income before income taxes	356	409	446	455	337	(53)	(13)	19	6
Provision for income taxes	83	85	96	104	76	(2)	(4)	7	9
NET INCOME	273	324	350	351	261	(51)	(16)	12	5
Less:
Income allocated to participating securities	2	1	2	2	1	1	—	1	3
Preferred stock dividends	5	6	6	6	5	(1)	—	—	—
Net income attributable to common shares	$266	$317	$342	$343	$255	$(51)	(16%)	$11	5%
Earnings per common share:
Basic	$2.02	$2.41	$2.61	$2.63	$1.94	$(0.39)	(16%)	$0.08	4%
Diluted	2.01	2.39	2.58	2.60	1.92	(0.38)	(16)	0.09	5
Comprehensive (loss) income	(312)	895	195	(1,282)	(520)	(1,207)	n/m	208	(40)
Cash dividends declared on common stock	94	94	89	89	89	—	—	5	5
Cash dividends declared per common share	0.71	0.71	0.68	0.68	0.68	—	—	0.03	4
(a)    Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2023		2022
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$641	$610	$576	$563	$554
Allowance for credit losses on lending-related commitments	52	51	48	46	45
Allowance for credit losses	693	661	624	609	599
Loan charge-offs:
Commercial	9	11	10	25	13
International	1	—	—	—	—
Consumer	1	1	1	1	—
Total loan charge-offs	11	12	11	26	13
Recoveries on loans previously charged-off:
Commercial	12	13	13	12	12
Real estate construction	—	—	1	—	—
Commercial mortgage	1	—	—	—	—
Residential mortgage	—	—	—	1	—
Consumer	—	1	1	—	1
Total recoveries	13	14	15	13	13
Net loan (recoveries) charge-offs	(2)	(2)	(4)	13	—
Provision for credit losses:
Provision for loan losses	41	29	30	26	9
Provision for credit losses on lending-related commitments	(8)	1	3	2	1
Provision for credit losses	33	30	33	28	10
Balance at end of period:
Allowance for loan losses	684	641	610	576	563
Allowance for credit losses on lending-related commitments	44	52	51	48	46
Allowance for credit losses	$728	$693	$661	$624	$609
Allowance for credit losses as a percentage of total loans	1.31%	1.26%	1.24%	1.21%	1.18%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.01)	(0.01)	(0.03)	0.10	—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2023		2022
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$93	$134	$142	$154	$161
Real estate construction	2	3	3	4	4
Commercial mortgage	37	24	23	25	29
International	4	3	3	5	5
Total nonaccrual business loans	136	164	171	188	199
Retail loans:
Residential mortgage	33	39	53	56	49
Consumer:
Home equity	17	18	15	14	13
Other consumer	—	—	1	1	1
Total nonaccrual retail loans	50	57	69	71	63
Total nonaccrual loans	186	221	240	259	262
Reduced-rate loans	n/a	n/a	4	3	3
Total nonperforming loans	186	221	244	262	265
Foreclosed property	—	—	—	—	1
Total nonperforming assets	$186	$221	$244	$262	$266
Nonperforming loans as a percentage of total loans	0.33%	0.40%	0.46%	0.51%	0.52%
Nonperforming assets as a percentage of total loans and foreclosed property	0.33	0.40	0.46	0.51	0.52
Allowance for credit losses as a multiple of total nonperforming loans	3.9x	3.1x	2.7x	2.4x	2.3x
Loans past due 90 days or more and still accruing	$9	$20	$23	$72	$12
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$221	$240	$259	$262	$269
Loans transferred to nonaccrual (a)	17	9	16	45	30
Nonaccrual loan gross charge-offs	(11)	(12)	(11)	(26)	(13)
Loans transferred to accrual status (a)	—	(7)	(7)	—	—
Nonaccrual loans sold	(3)	(1)	(2)	(4)	(9)
Payments/other (b)	(38)	(8)	(15)	(18)	(15)
Nonaccrual loans at end of period	$186	$221	$240	$259	$262
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.
n/a Reduced-rate loans represented troubled debt restructurings (TDRs) which have been renegotiated to less than the original contractual rates. Effective January 1, 2023, the Corporation prospectively adopted the provisions of Accounting Standards Update No. 2022-02, "Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures," which eliminated the accounting for TDRs.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Six Months Ended
	June 30, 2023			June 30, 2022
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$31,093	$847	5.50%	$29,101	$514	3.56%
Real estate construction loans	3,528	138	7.90	2,494	48	3.82
Commercial mortgage loans	13,633	466	6.90	11,798	183	3.13
Lease financing (b)	770	14	3.58	639	9	2.95
International loans	1,247	48	7.85	1,262	21	3.38
Residential mortgage loans	1,846	31	3.35	1,779	25	2.83
Consumer loans	2,306	85	7.43	2,082	37	3.55
Total loans	54,423	1,629	6.04	49,155	837	3.43
Mortgage-backed securities (c)	16,200	214	2.28	15,321	163	1.99
U.S. Treasury securities (d)	2,113	7	0.63	2,862	14	0.99
Total investment securities	18,313	221	2.10	18,183	177	1.83
Interest-bearing deposits with banks (e)	6,839	168	4.95	14,302	32	0.41
Other short-term investments	282	5	3.27	182	—	0.42
Total earning assets	79,857	2,023	4.94	81,822	1,046	2.51
Cash and due from banks	1,313			1,434
Allowance for loan losses	(626)			(568)
Accrued income and other assets	7,217			7,286
Total assets	$87,761			$89,974
Money market and interest-bearing checking deposits (f)	$25,253	241	1.92	$30,008	6	0.05
Savings deposits	3,011	3	0.19	3,272	—	0.02
Customer certificates of deposit	2,092	18	1.81	1,847	2	0.18
Other time deposits	2,294	56	4.94	—	—	—
Foreign office time deposits	33	1	3.81	48	—	0.34
Total interest-bearing deposits	32,683	319	1.96	35,175	8	0.05
Federal funds purchased	46	1	4.60	3	—	0.56
Other short-term borrowings	7,979	207	5.23	—	—	—
Medium- and long-term debt	5,462	167	6.12	2,711	21	1.55
Total interest-bearing sources	46,170	694	3.02	37,889	29	0.16
Noninterest-bearing deposits	33,389			43,167
Accrued expenses and other liabilities	2,368			1,790
Shareholders' equity	5,834			7,128
Total liabilities and shareholders' equity	$87,761			$89,974
Net interest income/rate spread		$1,329	1.92		$1,017	2.35
Impact of net noninterest-bearing sources of funds			1.32			0.09
Net interest margin (as a percentage of average earning assets)			3.24%			2.44%
(a)Interest income on commercial loans included $(269) million and $47 million of business loan swap (expense) income for the six months ended June 30, 2023 and 2022, respectively.
(b)The six months ended June 30, 2023 included residual value adjustments totaling $6 million, or a 3 basis point impact to average loan yield.
(c)Average balances included $2.6 billion and $1.1 billion of unrealized losses for the six months ended June 30, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $126 million and $88 million of unrealized losses for the six months ended June 30, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(e)Average balances excluded $27 million and $1.0 billion of collateral posted and netted against derivative liability positions for the six months ended June 30, 2023 and 2022, respectively; yields calculated gross of derivative netting amounts.
(f)Average balances excluded $98 million and $82 million of collateral received and netted against derivative asset positions for the six months ended June 30, 2023 and 2022, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$31,663	$437	5.54%	$30,517	$410	5.44%	$29,918	$282	3.77%
Real estate construction loans	3,708	75	8.11	3,345	63	7.66	2,332	24	4.05
Commercial mortgage loans	13,801	245	7.12	13,464	221	6.67	11,947	99	3.33
Lease financing (b)	776	10	5.21	765	4	1.93	642	4	3.01
International loans	1,268	24	7.80	1,226	24	7.91	1,303	12	3.66
Residential mortgage loans	1,858	16	3.40	1,833	15	3.29	1,773	14	3.16
Consumer loans	2,294	45	7.78	2,318	40	7.07	2,112	19	3.64
Total loans	55,368	852	6.18	53,468	777	5.89	50,027	454	3.64
Mortgage-backed securities (c)	16,004	106	2.28	16,397	108	2.28	16,218	93	2.07
U.S. Treasury securities (d)	1,861	2	0.44	2,369	5	0.79	2,811	7	0.98
Total investment securities	17,865	108	2.10	18,766	113	2.10	19,029	100	1.92
Interest-bearing deposits with banks (e)	8,701	110	5.11	4,955	58	4.66	10,861	23	0.75
Other short-term investments	377	4	3.75	186	1	2.28	176	—	0.66
Total earning assets	82,311	1,074	5.07	77,375	949	4.79	80,093	577	2.79
Cash and due from banks	1,163			1,465			1,421
Allowance for loan losses	(642)			(611)			(555)
Accrued income and other assets	7,523			6,909			7,851
Total assets	$90,355			$85,138			$88,810
Money market and interest-bearing checking deposits (f)	$24,177	132	2.17	$26,340	109	1.68	$29,513	3	0.05
Savings deposits	2,877	2	0.21	3,147	1	0.18	3,330	—	0.02
Customer certificates of deposit	2,306	12	2.20	1,875	6	1.31	1,774	1	0.18
Other time deposits	4,395	54	4.98	171	2	3.74	1	—	0.30
Foreign office time deposits	18	1	4.03	49	—	3.72	53	—	0.54
Total interest-bearing deposits	33,773	201	2.37	31,582	118	1.52	34,671	4	0.05
Federal funds purchased	9	—	5.00	83	1	4.56	5	—	0.64
Other short-term borrowings	10,559	142	5.39	5,371	65	4.92	—	—	—
Medium- and long-term debt	7,073	110	6.24	3,832	57	5.94	2,656	12	1.85
Total interest-bearing sources	51,414	453	3.52	40,868	241	2.39	37,332	16	0.19
Noninterest-bearing deposits	30,559			36,251			42,918
Accrued expenses and other liabilities	2,444			2,291			2,035
Shareholders' equity	5,938			5,728			6,525
Total liabilities and shareholders' equity	$90,355			$85,138			$88,810
Net interest income/rate spread		$621	1.55		$708	2.40		$561	2.60
Impact of net noninterest-bearing sources of funds			1.38			1.17			0.10
Net interest margin (as a percentage of average earning assets)			2.93%			3.57%			2.70%
(a)Interest income on commercial loans included $(150) million, $(119) million and $25 million of business loan swap (expense) income for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(b)The three months ended March 31, 2023 included residual value adjustments totaling $6 million, or a 5 basis point impact to average loan yield.
(c)Average balances included $2.7 billion, $2.6 billion and $1.7 billion of unrealized losses for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $117 million, $135 million and $118 million of unrealized losses for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively; yields calculated gross of these unrealized losses.
(e)Average balances included $46 million, excluded $101 million and excluded $1.4 billion of collateral posted and netted against derivative liability positions for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively; yields calculated gross of derivative netting amounts.
(f)Average balances excluded $231 million, $35 million and $131 million of collateral received and netted against derivative asset positions for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT MARCH 31, 2022	$394	130.7	$1,141	$2,194	$(1,173)	$10,585	$(6,105)	$7,036
Net income	—	—	—	—	—	261	—	261
Other comprehensive loss, net of tax	—	—	—	—	(781)	—	—	(781)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	—	3	2
Share-based compensation	—	—	—	11	—	—	—	11
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435
BALANCE AT MARCH 31, 2023	$394	131.5	$1,141	$2,209	$(3,171)	$11,476	$(6,055)	$5,994
Net income	—	—	—	—	—	273	—	273
Other comprehensive loss, net of tax	—	—	—	—	(585)	—	—	(585)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.2	—	(4)	—	(2)	11	5
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	450	—	450
Other comprehensive loss, net of tax	—	—	—	—	(1,742)	—	—	(1,742)
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(178)	—	(178)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.5	—	(10)	—	(3)	29	16
Share-based compensation	—	—	—	39	—	—	—	39
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	597	—	597
Other comprehensive loss, net of tax	—	—	—	—	(14)	—	—	(14)
Cash dividends declared on common stock ($1.42 per share)	—	—	—	—	—	(188)	—	(188)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Net issuance of common stock under employee stock plans	—	0.7	—	(43)	—	(8)	46	(5)
Share-based compensation	—	—	—	35	—	—	—	35
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended June 30, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$496	$214	$51	$(165)	$25	$621
Provision for credit losses	33	(4)	2	—	2	33
Noninterest income	158	29	83	29	4	303
Noninterest expenses	248	171	89	2	25	535
Provision (benefit) for income taxes	90	18	10	(35)	—	83
Net income (loss)	$283	$58	$33	$(103)	$2	$273
Net credit-related (recoveries) charge-offs	$(3)	$—	$1	$—	$—	$(2)
Selected average balances:
Assets	$51,548	$2,930	$5,625	$20,046	$10,206	$90,355
Loans	47,813	2,214	5,341	—	—	55,368
Deposits	31,030	24,002	3,943	4,980	377	64,332
Statistical data:
Return on average assets (a)	2.21%	0.94%	2.31%	n/m	n/m	1.21%
Efficiency ratio (b)	37.91	69.73	66.23	n/m	n/m	57.70

	Commercial	Retail	Wealth
Three Months Ended March 31, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$531	$222	$58	$(123)	$20	$708
Provision for credit losses	26	6	(2)	—	—	30
Noninterest income	153	28	73	23	5	282
Noninterest expenses	251	165	106	1	28	551
Provision (benefit) for income taxes	87	19	6	(25)	(2)	85
Net income (loss)	$320	$60	$21	$(76)	$(1)	$324
Net credit-related (recoveries) charge-offs	$(2)	$—	$—	$—	$—	$(2)
Selected average balances:
Assets	$50,162	$2,916	$5,347	$20,089	$6,624	$85,138
Loans	46,065	2,203	5,200	—	—	53,468
Deposits	36,767	25,156	4,716	830	364	67,833
Statistical data:
Return on average assets (a)	2.57%	0.96%	1.62%	n/m	n/m	1.54%
Efficiency ratio (b)	36.74	65.43	81.17	n/m	n/m	55.53

	Commercial	Retail	Wealth
Three Months Ended June 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$398	$147	$47	$(33)	$2	$561
Provision for credit losses	8	(2)	4	—	—	10
Noninterest income	160	32	77	13	(14)	268
Noninterest expenses	237	173	89	—	(17)	482
Provision (benefit) for income taxes	70	2	7	(7)	4	76
Net income (loss)	$243	$6	$24	$(13)	$1	$261
Net credit-related charge-offs (recoveries)	$2	$(1)	$(1)	$—	$—	$—
Selected average balances:
Assets	$47,596	$2,768	$4,963	$21,078	$12,405	$88,810
Loans	43,169	2,015	4,832	—	11	50,027
Deposits	43,738	27,145	5,966	520	220	77,589
Statistical data:
Return on average assets (a)	2.00%	0.09%	1.53%	n/m	n/m	1.18%
Efficiency ratio (b)	42.35	96.12	71.69	n/m	n/m	58.03
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock. Comerica believes that the presentation of tangible common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods.

	June 30,	March 31,	June 30,
(in millions, except share data)	2023	2023	2022
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,705	$8,518	$7,743
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,311	$8,124	$7,349
Risk-weighted assets	$80,592	$80,251	$75,588
Tier 1 capital ratio	10.80%	10.61%	10.24%
Common equity tier 1 capital ratio	10.31	10.12	9.72
Tangible Common Equity:
Total shareholders' equity	$5,595	$5,994	$6,435
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$5,201	$5,600	$6,041
Less:
Goodwill	635	635	635
Other intangible assets	8	9	10
Tangible common equity	$4,558	$4,956	$5,396
Total assets	$90,761	$91,127	$86,889
Less:
Goodwill	635	635	635
Other intangible assets	8	9	10
Tangible assets	$90,118	$90,483	$86,244
Common equity ratio	5.73%	6.15%	6.95%
Tangible common equity ratio	5.06	5.48	6.26
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$5,201	$5,600	$6,041
Tangible common equity	4,558	4,956	5,396
Shares of common stock outstanding (in millions)	132	132	131
Common shareholders' equity per share of common stock	$39.48	$42.57	$46.19
Tangible common equity per share of common stock	34.59	37.68	41.25
Impact of Accumulated Other Comprehensive Loss to Tangible Common Equity:
Accumulated other comprehensive loss (AOCI)	$(3,756)	$(3,171)	$(1,954)
Tangible common equity, excluding AOCI	8,314	8,127	7,350
Tangible common equity ratio, excluding AOCI	9.22%	8.98%	8.52%
Tangible common equity per share of common stock, excluding AOCI	$63.11	$61.78	$56.19
(a)June 30, 2023 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2023	2023	2022
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$31,627	$35,007	$50,229
Less:
Affiliate deposits	(4,412)	(4,329)	(4,056)
Total uninsured deposits, excluding affiliate deposits	$27,215	$30,678	$46,173

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Beginning with first quarter 2023, Comerica reported derivative income, syndication agent fees (previously a component of commercial lending fees) and investment banking fees (previously a component of other noninterest income) as a combined item captioned by capital markets income on the Consolidated Statements of Comprehensive Income. In addition to the reclassified revenue categories, merger and acquisition advisory fees were included in capital markets income (insignificant in previous periods) beginning with first quarter 2023. Prior periods have been adjusted to conform to this presentation, and the changes in presentation do not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended			Six Months Ended
	December 31,	September 30,	June 30,	June 30,
(in millions)	2022	2022	2022	2022
Derivative income (as reported)	$23	$35	$29	$51
Syndication agent fees (a)	10	12	13	19
Investment banking fees (b)	1	1	1	2
Capital markets income	$34	$48	$43	$72
Commercial lending fees (as reported)	28	29	30	52
Less: Syndication agent fees (a)	10	12	13	19
Commercial lending fees (as adjusted)	$18	$17	$17	$33
Other noninterest income (as reported)	30	11	3	2
Less: Investment banking fees (b)	1	1	1	2
Other noninterest income (as adjusted)	$29	$10	$2	$—
(a)Previously reported as a component of commercial lending fees.
(b)Previously reported as a component of other noninterest income.